Exhibit 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in (1) the Registration Statement on Form S-3 (No. 333-117549), and (2) the Registration Statement on Form S-3 to which this Consent is filed as an exhibit, of MTM Technologies, Inc., our report dated July 30, 2004 and September 17, 2004 on the financial statements of Network Catalyst, Inc. as of December 31, 2003 and for the year then ended and as of June 30, 2004 and for the six months then ended.



/S/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
March 3, 2005